                                                                     EXHIBIT 2.3


                                FIRST AMENDMENT
                                ---------------
                        TO AGREEMENT AND PLAN OF MERGER
                        -------------------------------


     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of November 2, 1998, is by and among SEARS, ROEBUCK AND CO., a New York corporation ("Parent"), WESTERN AUTO HOLDING CO., a Delaware corporation and wholly owned subsidiary of Parent ("Seller"), WESTERN AUTO SUPPLY COMPANY, a Delaware corporation and wholly owned subsidiary of Seller (the "Company"), ADVANCE HOLDING CORPORATION, a Virginia corporation ("Advance"), ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation and a wholly owned subsidiary of Advance ("ASCI"), ADVANCE ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of ASCI ("Purchaser"), and those stockholders of Advance (the "Investors") listed on the signature pages of the Merger Agreement (as defined below) or this Amendment, who are parties only for purposes of Sections 2.07, 2.09(a), 2.09(f), 12.04 and Article VI of the Merger Agreement.

                                    RECITALS
                                    --------

     WHEREAS, Parent, Seller, Company, Advance, ASCI, Purchaser and Investors have entered into that certain Agreement and Plan of Merger dated as of August 16, 1998 (the "Merger Agreement"); and

     WHEREAS, the parties desire to amend the Merger Agreement in certain respects.

     NOW, THEREFORE, the parties agree as follows:

     1.   Addition of Parties. The parties listed below, who are parties only
          -------------------
for purposes of Sections 2.07, 2.09(a), 2.09(f), 12.04 and Article VI of the Merger Agreement, are hereby added to the signature pages of the Merger Agreement and are added to the definition of "Investors" under the Merger Agreement. By their execution of this Amendment, such parties agree to be bound, together with FS Equity Partners IV, L.P., by Sections 2.07, 2.09(a), 2.09(f),
12.04 and Article VI of the Merger Agreement as amended hereby; provided, however, FS Equity Partners IV, L.P. shall be responsible (without waiving any rights it has to enforce those certain equity commitment letters delivered to Advance as of August 16, 1998 by Ripplewood Partners, L.P., Nicholas F. Taubman and The Arthur Taubman Trust), subject to Section 2.07 of the Merger Agreement, for ensuring that the Investors invest the entire $70,000,000 consideration specified in Section 2.07 of the Merger Agreement.

          (a) Ripplewood Partners, L.P. and Ripplewood Advance Auto Parts Employee Fund I L.L.C.

          (b) Nicholas F. Taubman.

          (c)  The Arthur Taubman Trust dated July 13, 1964.

     2.   Amendment to Schedules 2.07. 4.08(c) and 4.17. Schedules 2.07,
          ---------------------------------------------  --------------
4.08(c), and Schedule 4.17 of the Merger Agreement are hereby deleted in their
             -------------
entirety and replaced with Schedules 2.07, 4.08(c), and 4.17, respectively, to
                           --------------  ----         ----
this Amendment.

     3.   Section 2.10.
          ------------

          (a) The first sentence of Section 2.10 is hereby deleted and the following inserted in its place:

               "As soon as practicable after the Closing Date, Advance shall deliver to Parent a statement of the Chief Financial Officer of Advance, prepared in consultation with the current Chief Financial Officer of the Company, setting forth the amount of the Retained Working Capital as of October 31, 1998 (the "Closing Retained Working Capital Statement"), after taking into account the transactions described in Section 7.01(a)(i)(A), (B), (C), (D), (E) and (F) and applying the same accounting principles and practices used in determining Retained Working Capital as of July 4, 1998 as described on Schedule 2.06 of the Seller Disclosure Memorandum."
             -------------

          (b) The fourth sentence of Section 2.10 is hereby deleted and the following inserted in its place:

          "If the amount of Retained Working Capital (other than cash) reflected in the Closing Retained Working Capital Statement (such amount, the "Adjusted Closing Retained Working Capital") is less than $157,286,000, unless disputed as provided in the next sentence, Parent shall within such thirty (30) day review period pay to ASCI by wire transfer in immediately available funds the amount, if any, by which the amount of the Adjusted Closing Retained Working Capital is less than $157,286,000."

          (c) The phrase "Retained Working Capital" in the sixth sentence of
Section 2.10 is hereby deleted and replaced with "Adjusted Closing Retained Working Capital."

     4.   New Section 2.11.  The following is inserted as a new Section 2.11:
          ----------------

          "2. 11 Effective Closing Date. The parties intend that, for economic and accounting purposes only, the Closing be deemed to have occurred as of 11:59 p.m. on October 31, 1998. At the Effective Time, all benefits of ownership of the Company after October 31, 1998 shall inure to the benefit of the Purchaser and any liabilities, losses, costs and expenses incurred by the Company after October 31, 1998 shall be the sole responsibility of the Purchaser. Parent and Advance hereby agree that proceeds from cash and credit cards store sales by the Company after October 31, 1998 shall be deposited in bank accounts designated by Purchaser ("Interim Deposits"); provided, however, that prior to the Effective Time,
                      --------  -------
          Parent may in its sole discretion terminate all accounts containing Interim Deposits, and thereupon Purchaser shall immediately repay all Interim Deposits upon Parent's written notice to Purchaser. Nothing in this Section 2.11 shall be deemed to limit Parent's and Seller's obligations under Section 7.01(a) through the Effective Time."

     5.   New Section 2.12.  The following is inserted as a new Section 2.12:
          ----------------

               "2.12 Cash Settlement. (a) Advance shall deliver to Parent a
                     ---------------
          preliminary statement of the Chief Financial Officer of Advance, prepared in consultation with the current Chief Financial Officer of the Company, setting forth the amount of cash ("Preliminary Closing Cash") in the Company as of 11:59 p.m. October 31, 1998 determined in accordance with GAAP and the accounting principles and practices used in preparing Schedule 2.06 of the Seller Disclosure Memorandum (the
                       -------------
          "Preliminary Closing Cash Statement") within ten Business Days of the Closing Date. To the extent cash relating to any sales which occurred on or prior to October 31, 1998 is deposited in Parent controlled accounts on November 1, 1998 or thereafter, such amounts shall be the property of Parent and shall not be considered cash for purposes of determining Preliminary Closing Cash. Parent shall have ten Business Days after receipt of the Preliminary Closing Cash Statement to review the Preliminary Closing Cash Statement and propose any adjustments thereto. Advance shall allow Parent to review all financial information, bank statements, working papers, schedules and calculations related to the Preliminary Closing Cash Statement. If the amount of Preliminary Closing Cash reflected in the Preliminary Closing Cash Statement is less than $6,000,000, unless disputed as provided below, Parent shall within the ten Business Days review period pay to Advance by wire transfer in immediately available funds the amount of such deficiency. If the amount of

          Preliminary Closing Cash reflected on the Preliminary Closing Cash Statement is greater than $6,000,000, unless disputed as provided below, Advance shall within the ten Business Days review period pay to Parent the amount of such excess. If Parent disagrees with the Preliminary Closing Cash set forth on the Preliminary Closing Cash Statement, Parent shall notify Advance in writing within the ten Business Day review period and Parent and Advance shall immediately confer to resolve such disagreement. If Parent and Advance cannot resolve such disagreement by conferring, that disagreement shall be resolved as provided below after delivery of the Final Closing Cash Statement (as defined below); provided, however, that any undisputed
                                        --------  -------
          amounts shall be paid immediately.

               (b) Advance shall deliver to Parent a final statement of the Chief Financial Officer of Advance, prepared in consultation with the current Chief Financial Officer of the Company, setting forth the amount of cash ("Closing Cash") in the Company as of October 31, 1998 determined in accordance with GAAP and the accounting principles and practices used in preparing Schedule 2.06 of the Seller Disclosure
                                      -------------
          Memorandum (the "Final Closing Cash Statement") within ten Business Days after completion of an audited balance sheet of the Company on October 31, 1998. If Parent disagrees with the Final Closing Cash Statement within ten Business Days after receiving it and so notifies Advance in writing, and the parties are unable to resolve this disagreement by conferring with ten Business Days after such written notification, the matter shall be submitted to the Arbitrator for resolution. Parent and Advance shall cooperate to complete the arbitration within fifteen days of submission of the matter to the Arbitrator, and the Arbitrator shall be instructed to render a decision within ten days after completion of the arbitration. Parent and Advance shall each pay one-half of the fees and expenses of the Arbitrator. The decision of the Arbitrator will be final and binding on the parties. If, after final determination of the Closing Cash by agreement of the parties or the Arbitrator (the "Final Determination"), the Closing Cash (after appropriate adjustment to reflect any payment of undisputed amounts after submission of the Preliminary Closing Cash Statement) is less than $6,000,000, Parent shall, within three Business Days, pay Advance by wire transfer in immediately available funds the amount of such deficiency. If, after the Final Determination, the Closing Cash (after appropriate adjustment to reflect any payment of undisputed amounts after submission of the Preliminary Closing Cash Statement) exceeds $6,000,000, Advance shall, within three Business Days, pay Parent by wire transfer in immediately available funds the amount of such excess. Upon Advance's request, Parent shall use reasonable efforts to assist Advance in order to complete the audited balance sheet.

               (c) Parent shall deposit cash in the Western Auto payroll account in an amount no less than what is required to cover all payroll checks issued prior to the close of business on October 31, 1998 and bank service fees. Upon determination that there is an excess or shortfall in the payroll account, the difference will be reconciled and paid promptly. Parent shall be responsible for all payroll withholding taxes, FICA obligations and 401(k) contributions incurred with respect to the Company's payroll obligations through and including October 31, 1998, unless such taxes, obligations or contributions are accrued as liabilities on the balance sheet of Company as of the close of business on October 31, 1998 prepared in accordance with GAAP and the accounting principles and practices used in preparing Schedule 2.06 of the Seller Disclosure Memorandum.

               (d) To the extent the Company or Purchaser deposit funds related to sales on or after November 1, 1998 in Parent controlled bank accounts, the Parent shall promptly remit such funds."

     6.  Representations and Warranties of Investors. Each Investor, severally
         -------------------------------------------
and not jointly, certifies that the representations and warranties of such Investor contained in Sections 6.01 and 6.02 of the Merger Agreement are true and correct as of the date hereof and as of and at the Closing Date.

     7.  Bankruptcy Reaffirmation Orders.  A new Section 7.21 shall be added, to
         -------------------------------
read as follows:

               "7.21. Bankruptcy Reaffirmation Orders. From and after the
                      -------------------------------
          Closing, Parent shall, or shall cause its Subsidiaries to, inform Advance, ASCI, Purchaser and their Subsidiaries of any steps relating to actions or omissions which Parent should reasonably be aware of needed to be taken by Advance, ASCI, Purchaser and their Subsidiaries to comply with all orders and requirements relating to the orders and litigation described on

          Schedule 4.08(c) (the "Bankruptcy Reaffirmation Orders").
          ----------------
          Without limiting the foregoing obligation, Parent shall provide all assistance that Advance, ASCI, Purchaser and their Subsidiaries may reasonably require in order to comply with the Bankruptcy Reaffirmation Orders, including providing advice and assistance from Parent's compliance personnel and in-house and outside counsel, all at no cost to Advance or its Subsidiaries. At the sole expensed Parent, Advance shall, and shall cause ASCI, Purchaser and their Subsidiaries to, comply with the Bankruptcy Reaffirmation Orders."

     8.   Section 9.01(b). The reference to "October 31, 1998" in Section
          --------------
9.01(b) is hereby deleted and replaced with "November 3, 1998."

     9.   Additional Indemnification by Parent and Seller. Section 10.01 is
          -----------------------------------------------
hereby amended by adding the following subsections (k) and (1):

               "(k) the compliance or non-compliance of Parent, Seller, the Company and all of the subsidiaries of the Company with the Bankruptcy Reaffirmation Orders set forth on Schedule 4.08(c) (with respect to
                                            ----------------
          the Company and its Subsidiaries, prior to the Closing Date), and any of the matters described on Schedule 4.08(c), including all costs,
                                      ----------------
          fees and attorney's fees associated with compliance by Advance, ASCI, Purchaser, their Subsidiaries, and the Investors with the Bankruptcy Reaffirmation Orders, or any subpoena or other discovery request issued in connection with them or any matter described on Schedule
                                                                    --------
          4.08(c), their enforcement, or substantially similar matters; and
          ------

               (1) any Damages arising out of or resulting from the Company's guarantee of the payment of accrued retirement allowances relating to Midland International Corporation under a Stock Purchase Agreement dated October 11, 1993, whether or not reserved for on the balance sheet of the Company."

     10.  Exception to Limitations on Indemnity Payments.  In Section 10.04, the
          ----------------------------------------------
first parenthetical clause, that currently reads "(other than Sections 10.01(b) through 10.01(i))," is hereby amended by adding inside the parenthetical the additional words "and Sections 10.01(k) and (l)."

     11.  New Section 10.09.  The following shall be inserted as a new Section
          -----------------
          10.09:

               "10.09 Retention and Severance Program Reimbursements and
                      --------------------------------------------------
Indemnity.
---------

               (a) From and after the Effective Time, Purchaser shall cause Don Shaffer to negotiate with each Western Auto employee designated by Advance as eligible to shift to a different tier of the Western Auto Supply Company Retention Bonus Plan that became effective August 17, 1998 (the "Retention Bonus Plan") (a copy of which plan is attached to this Amendment as Schedule 10.09(a)) for the individual's continued
                            ------------------
          employment with Advance, Purchaser, the Surviving Corporation, or one of their Affiliates, in return for such improved Retention Bonus Plan tier, and on such terms of employment as designated by Advance. Parent shall pay to Advance an additional $200,000 to cover the costs, or a portion thereof as the case may be, of shifting such employees to different tiers of the Retention Bonus Plan. Such payment will be made under the terms of Section 7.07 of the Merger Agreement.

               (b) With respect to each employee of the Company who (i) has executed a General Release and Waiver Agreement in connection with the Western Auto Supply Company Severance Program that became effective on August 17, 1998 (the "Severance Program") (a copy of such program and of such release is attached to this Amendment as Schedule 10.09(b));
                                                           ------------------
          (ii) is terminated from the Company or the Surviving Corporation; and
          (iii) receives severance benefits under the Severance Program upon his or her termination of employment, Parent agrees to indemnify the Advance Indemnified Parties for 50% of the Damages, if any, payable with respect to all claims and Proceedings described in the General Release and Waiver Agreement filed by such an employee and arising from or attributable to events, conduct, or conditions occurring or existing during the period from and after August 16, 1998 through the date of the employee's termination of employment other than claims for severance or retention benefits relating to the Severance and Retention Materials and Conduct (defined below) (referred to as the "Severance Indemnity"). The parties agree that Parent shall have no obligation to indemnify the Advance Indemnified Parties for any Damages payable with respect to employees who have been offered comparable positions or who accept a position with Advance or one of its Affiliates, including Purchaser or the Surviving Corporation, or Parent or its Affiliates, or who are for any other reason ineligible for benefits under the Severance Program at the time of their termination of employment.

               (c) In consideration for Sections 10.09(a) and 10.09(b) above and without limiting their rights thereunder, Advance, the Company and their Affiliates hereby waive, and forever discharge the Seller Indemnified Parties from liability with respect to the Retention Bonus Plan, each and all of the Retention Bonus Plan Agreements distributed to or executed by the Company's employees pursuant to the Retention Bonus Plan (a form of which is attached hereto as Schedule
                                                            --------
          10.09(c)(i)), the Severance Program, each and all of the Severance
          -----------
          Agreements distributed to or executed by the Company's employees pursuant to the Severance Program (a form of which is attached hereto as Schedule 10.09(c)(ii)), and each and all of the General Release and
             ----------------------
          Waiver Agreement executed pursuant to the Severance Program, the content of those materials (and any difference in content from that approved by Advance), and all conduct of Parent, the Company and Advance, and their Affiliates, relating thereto (all of the foregoing, the "Severance and Retention Materials and Conduct"), including any claims for breach of the Merger Agreement on account of the Severance and Retention Materials and Conduct, any claims under any circumstances for severance or retention benefits by any employee of Advance, Purchaser, the Company, the Surviving Corporation or one of their Affiliates relating to the Severance and Retention Materials and Conduct, any costs, expenses or damages associated with the voluntary departure of an employee of the Surviving Corporation or its Affiliates after the Closing, any claims relating to language in the various tiers of the Retention Bonus Plan providing that Associates who accept a position with Advance Auto Parts will receive one hundred percent (100%) of their accrued Retention Bonus payable within thirty
          (30) days of the date of their transfer to Advance Auto Parts, and without limitation from any and all Damages, whether known or unknown at this time, arising out of, or connected with the Severance and Retention Materials and Conduct, including all matters in law, in equity, in contract, or in tort, or pursuant to statute. The foregoing release shall not be in derogation of Parent's obligations under
          Section 7.07(a)."

     12.  New Section 12.02(c). The following is added as a new Section
          --------------------
          12.02(c):

               "(c) Advance, Purchaser, the Company and their Affiliates hereby release and forever discharge the Seller Indemnified Parties from all actions, causes of action, suit, debts, claims and demands that arise out of or are connected with the following acts, events, conditions or omissions:

          i) any alleged breach under the Merger Agreement relating to the failure to disclose that the Company did not pay to Parent interchange fees which were charged to Western Auto dealers with respect to Sears credit card sales;

          ii) any breach under the Merger Agreement relating to the failure to disclose on Schedule 4.17 of the Seller Disclosure Memorandum
                            -------------
                any items not currently reflected thereon; provided,
                                                           --------
                notwithstanding this release, that the Advanced Indemnified Parties shall be indemnified for any and all such items as set forth in Section 11.09;

          iii) any breach under the Merger Agreement relating to the failure to disclose as of August 16, 1998 that the Company and its Affiliates are subject to the orders and requirements relating to the orders described in Schedule 4.08(c); provided,
                                           ----------------  --------
                notwithstanding this release, that the Advance Indemnified Parties shall be indemnified with respect to all such orders as set forth in Section 10.01(k); and

          iv) any failure to disclose the loss of income relating to the Tire Store properties or leases described in Schedule 7.01(a)(i) of
                                                       ----------------
               the Seller Disclosure Memorandum, including the loss of any rental income or proceeds from the sale thereof."

     13. Section 11.12. The second sentence of Section 11.12 of the Agreement is amended to provide that Parent shall deliver Internal Revenue Service Form 8023 to Advance with Sections 3a through 8h and 11a through 11g completed and signed by Parent within 30 days after Seller and Purchaser have agreed to the Allocation Schedule to be prepared in accordance with Section 11.06 of the Agreement.

     14.  Mutual Release Not Applicable. Section 7.21 is hereby added to the
          -----------------------------
list of Sections and Articles covered by the "Except as provided in" language in the first sentence of Section 12.02(a).

     15.  Section 10.01(c). Section 10.01(c) is amended to add, at the end of
          ----------------
the clause, "or which results from deferred compensation liability to Thomas J. Augaitis, John H. Kamlowsky III, Rick Kyre or Brian H. Sexton."

     16.  Company Second Fiscal Quarter.  All references in the Merger Agreement
          -----------------------------
and the Schedules and Exhibits thereto intended to refer to the last day of the Company's second fiscal quarter in 1998 shall be deemed to read July 4, 1998 instead of June 30, 1998.

     17.  Amendment. Except as affected by this Amendment, the Merger Agreement
          ---------
is unchanged and continues in full force and effect. All references to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

     18.  Counterparts.  This Amendment may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Amendment.

     19.  Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Each of the parties to this Agreement has caused this Agreement to be executed as of the date first above written.

                                    SEARS, ROEBUCK AND CO.


                                    By:  /s/ Sue Field
                                         ---------------------------------------
                                         Name:  Sue Field
                                         Title:

                                    WESTERN AUTO HOLDING CO.


                                    By:  /s/ Sue Field
                                         ---------------------------------------
                                         Name:   Sue Field
                                         Title:

                                    WESTERN AUTO SUPPLY COMPANY


                                    By:  /s/ Sue Field
                                         ---------------------------------------
                                         Name:   Sue Field
                                         Title:

                                    ADVANCE ACQUISITION CORPORATION

                                    By:  /s/ J. O'Neil Leftwich
                                         ---------------------------------------
                                         Name:   J. O'Neil Leftwich
                                         Title:  Senior Vice President and
                                                 Chief Financial Officer

                                    ADVANCE HOLDING CORPORATION


                                    By:  /s/ J. O'Neil Leftwich
                                         ---------------------------------------
                                         Name:   J. O'Neil Leftwich
                                         Title:  Senior Vice President and Chief
                                                 Financial Officer

                                    ADVANCE STORES COMPANY, INCORPORATED


                                    By:  /s/ J. O'Neil Lefwich
                                         ---------------------------------------
                                         Name:   J. O'Neil Leftwich
                                         Title:  Senior Vice President and
                                                 Chief Financial Officer

                         For purposes of Sections 2.07, 2.09(a), 2.09(f), 12.04
                         and Article VI hereof only:

                         INVESTORS

                         FS EQUITY PARTNERS IV, L.P.

                         By:  FS Capital Partners, LLC
                         Its:  General Partner

                              By:  /s/ Mark Doran
                                   --------------
                                    Name:  Mark Doran
                                    Title:


                         RIPPLEWOOD PARTNERS, L.P.


                         By:  /s/ John R. Duryea
                              -----------------------------------------------
                         Its:________________________________________________


                         RIPPLEWOOD ADVANCE AUTO PARTS EMPLOYEE FUND I L.L.C.


                         By:  /s/ John R. Duryea
                              ------------------------------------------------
                         Its:_________________________________________________


                         THE ARTHUR TAUBMAN TRUST
                         DATED JULY 13, 1964


                         By:  /s/ Eugenie L. Taubman
                              ------------------------------------------------
                         Its:  Trustee


                         NICHOLAS F. TAUBMAN


                         /s/ Nicholas F. Taubman
                         -----------------------------------------------------